                                                                     EXHIBIT 11
                                                                    (Unaudited)


                   U.S. HOME CORPORATION AND SUBSIDIARIES
                   --------------------------------------

                   COMPUTATION OF INCOME PER COMMON SHARE
                   --------------------------------------
               (Dollars in Thousands, Except Per Share Data)

                                           Three Months Ended               Nine Months Ended
                                              September 30,                   September 30,
                                        ----------------------------   ----------------------------
                                              1997         1996             1997         1996
                                        ------------    ------------   ------------    ------------
Income Per Common And Common
  Equivalent Share -

Income before extraordinary loss ....   $     13,028    $     12,145   $     34,204    $     31,514

Extraordinary loss from early
  retirement of debt, net of income
  tax benefit .......................          8,650            --            8,650            --
                                        ------------    ------------   ------------    ------------

Net income ..........................   $      4,378    $     12,145   $     25,554    $     31,514
                                        ============    ============   ============    ============

Weighted average common shares
  outstanding .......................     11,543,506      11,589,600     11,564,048      11,584,574

Effect of assumed exercise of
  dilutive stock options and warrants      1,025,853         198,511        714,045         392,996
                                        ------------    ------------   ------------    ------------

Total common and common equivalent
  shares ............................     12,569,359      11,788,111     12,278,093      11,977,570
                                        ============    ============   ============    ============

Income per common and common
  equivalent share -

Income before extraordinary loss ....   $       1.04    $       1.03           2.79    $       2.63

Extraordinary loss ..................           (.69)           --             (.71)           --
                                        ------------    ------------   ------------    ------------

Net Income ..........................   $        .35    $       1.03   $       2.08    $       2.63
                                        ============    ============   ============    ============


                                           Three Months Ended               Nine Months Ended
                                              September 30,                   September 30,
                                        ----------------------------   ----------------------------
                                              1997         1996             1997         1996
                                        ------------    ------------   ------------    ------------

Income Per Common Share, Assuming
  Full Dilution -

Income before interest applicable to
  4.875% convertible debentures ......  $     13,028    $     12,145   $     34,208    $     31,514

Add interest applicable to 4.875%
  convertible subordinated debentures,
  net of income tax effect ...........           508             613          1,803           1,840
                                        ------------    ------------   ------------    ------------

Income per common share, assuming
  full dilution before extraordinary
  loss ...............................        13,536          12,758         36,011          33,354

Extraordinary loss from early
  retirement of debt, net of income
  tax benefit ........................         8,650            --            8,650            --
                                        ------------    ------------   ------------    ------------

Income per common share, assuming full
  dilution ...........................  $      4,886    $     12,758   $     27,361    $     33,354
                                        ============    ============   ============    ============

Total common and common equivalent
  shares .............................    12,569,359      11,788,111     12,278,093      11,977,570

Assumed additional common shares from
  exercise of dilutive  stock options
  and warrants resulting from use of
  market price of common stock at end
  of period ..........................       265,095            --          560,602            --

Assumed conversion of 4.875%
  convertible subordinated debentures
  at $35.50 per share at date of
  issuance ...........................     1,739,130       2,253,521      2,080,173       2,253,521
                                        ------------    ------------   ------------    ------------

Total common shares, assuming full
  dilution ...........................    14,573,584      14,041,632     14,918,868      14,231,091
                                        ============    ============   ============    ============

Income per common share,
  assuming full dilution -

Income before extraordinary loss .....  $        .93    $        .91   $       2.41    $       2.34

Extraordinary loss ...................          (.53)           --             (.58)           --
                                        ------------    ------------   ------------    ------------

Net income ...........................  $        .34    $        .91   $       1.83    $       2.34
                                        ============    ============   ============    ============

Note:  See Note 5 of Notes to Consolidated Condensed Financial Statements.
